Exhibit 99.3

Consent of Person Nominated to Become a Director

I, John McCartney, hereby consent to the use, in the Registration Statement on Form S-1 of Huron Consulting Group Inc., a Delaware corporation (the “Company”), to which this Consent is filed as an exhibit, of my name as a person nominated to become a director of the Company.

May 12, 2004	/s/ John McCartney
John McCartney